EXHIBIT 99.1

Broadwind Announces Second Quarter 2022 Results

CICERO, Ill., Aug. 09, 2022 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the second quarter 2022.

SECOND QUARTER 2022 RESULTS
(As compared to the second quarter 2021)

  Total revenue of $50.0 million, +8% y/y
  Gearing segment revenue of $10.1 million, +37% y/y
  Industrial Solutions segment revenue of $5.0 million, +43% y/y
  Total net loss of ($2.7 million), or ($0.13) per basic share
  Non-wind orders of $24 million, +60% y/y, supported by diverse end-market demand
  Total backlog of $93.2 million, +25% y/y
  Total cash and excess availability of $10.2 million

For the three months ended June 30, 2022, the Company reported total revenue of $50.0 million, an increase of 8% when compared to the prior-year period. The Company reported a net loss of ($2.7) million, or ($0.13) per basic share in the second quarter 2022, compared to net income $10.3 million, or $0.53 per diluted share, in the second quarter 2021.   The Company reported adjusted EBITDA, a non-GAAP measure, of $0.4 million in the second quarter 2022, compared to $12.8 million in the prior-year period. Second quarter 2021 results included a $9.2 million benefit related to loan forgiveness under the Paycheck Protection Program (PPP), together with a $3.6 million benefit related to the Employee Retention Tax Credit (ERC), under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

During the second quarter 2022, Broadwind generated strong year-over-year revenue growth across the Gearing and Industrial Solutions segments, partially offset by lower revenue in the Heavy Fabrications segment. Both revenue and order activity from non-wind end-markets were robust during the second quarter of 2022, serving to offset a transient pause in domestic wind installation activity.

Within the Heavy Fabrications segment, second quarter results were impacted by a year-over-year decline in wind tower sections sold, consistent with demand conditions evidenced in the first quarter 2022.   Domestic onshore wind installation activity remains below historical levels, given elevated raw materials prices, supply chain delays and policy uncertainty surrounding a proposed extension of the Production Tax Credit (PTC).

Within the Gearing segment, a significant increase in project activity within the energy, industrial and mining end-markets contributed to 37% year-over-year revenue growth. Within the Industrial Solutions segment, strong demand for core gas turbine work, as well as increased diverse revenue contributed to a 43% year-over-year revenue growth.

Tower quoting activity in the second quarter was driven by customer interest in securing production capacity in the second half of 2022 and first half of 2023. To date, the Company has more than 50% of optimal tower production capacity booked for the full-year 2022.

ORDERS AND BACKLOG

While total orders activity declined less than 2% on a year-over-year basis in the second quarter, non-wind orders were $24 million, an increase of $9 million, or more than 60% on a year-over-year basis.   Total backlog increased 25% year-over-year to $93.2 million in the second quarter 2022. As of June 30, 2022, non-wind orders represented nearly 70% of the Company’s total backlog.

MANAGEMENT COMMENTARY

“During the second quarter, we generated strong year-over-year revenue growth within our Gearing and Industrial Solutions segments, which served to offset a near-term pause in wind tower demand,” stated Eric Blashford, President and CEO of Broadwind. “Non-wind orders increased more than 60% in the second quarter, when compared to the year-ago period, demonstrating the inherent value afforded by our diverse revenue strategy. Although a combination of policy uncertainty, supply chain delays and raw materials cost inflation have impacted the timing of new domestic wind installations, the pace of quoting activity on new towers is expected to increase gradually over the next several quarters, as the industry recalibrates project economics in a dynamic environment where clean, renewable energy is expected to remain in very high demand, over the coming decades.”

“We generated positive non-GAAP adjusted EBITDA in the second quarter, supported by non-wind revenue growth, together with contributions from new end markets, such as our proprietary natural gas pressure reducing systems, an energy transition technology that provides a mobile, reliable supply of natural gas,” continued Blashford. “At the same time, demand for our precision manufacturing and gearing expertise within traditional energy markets has grown substantially, given increased exploration and production activity.”

“As we look to the second half of 2022, we anticipate continued strength in our non-wind markets, together with a modest recovery in tower order activity, given current indications of interest from original equipment manufacturer customers,” continued Blashford.   “For the third quarter 2022, we currently anticipate our non-GAAP adjusted EBITDA to be in a range of $1.2 million to $1.7 million, subject to market conditions,” concluded Blashford.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined by 1% to $35.6 million in the second quarter 2022, as compared to the prior-year period, primarily as a result of a pause in domestic onshore wind installation activity.   The segment reported operating income of $0.1 million, as compared to operating income of $0.3 million in the prior-year period. Segment non-GAAP adjusted EBITDA was $1.2 million in the second quarter 2022, as compared to $10.0 million in the prior-year period. Prior-year period segment non-GAAP adjusted EBITDA included $8.4 million related to the PPP loan forgiveness and ERC tax credit.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 37% to $10.1 million in the second quarter 2022, as compared to the prior-year period, primarily due to increased demand across its energy, industrial and mining end-markets, partially offset by lower project-driven wind activity. The segment reported an operating loss of ($0.6) million in the second quarter 2022, compared to an operating loss of ($0.9) million in the prior-year period. The segment reported non-GAAP adjusted EBITDA of $0.1 million in the second quarter 2022, versus $2.9 million in the second quarter 2021. Prior-year period segment non-GAAP adjusted EBITDA included $3.2 million related to the PPP loan forgiveness and ERC tax credit.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 43% to $5.0 million in the second quarter 2022, as compared to the prior-year period, primarily driven by increased demand for natural gas turbine content.   The segment achieved breakeven operating income in the second quarter 2022, consistent with the prior-year period. The segment reported $0.2 million of non-GAAP adjusted EBITDA in the second quarter 2022, versus $0.7 million in the prior-year period. Prior-year period segment non-GAAP adjusted EBITDA included $.7 million related to the PPP loan forgiveness and ERC tax credit.

SECOND QUARTER 2022 CONFERENCE CALL

Broadwind will host a conference call today, August 9, 2022 at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-407-9716
International Live:	201-493-6779

To listen to a replay of the teleconference, which will be available through August 16, 2022:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13731180

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.
Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act); (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$49	$852
Accounts receivable, net	21,161	13,802
Employee retention credit receivable	-	497
Contract assets	3,330	1,136
Inventories, net	34,929	33,377
Prepaid expenses and other current assets	2,065	2,661
Total current assets	61,534	52,325
LONG-TERM ASSETS:
Property and equipment, net	44,454	43,655
Operating lease right-of-use assets	17,140	18,029
Intangible assets, net	3,086	3,453
Other assets	653	585
TOTAL ASSETS	$126,867	$118,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$17,178	$6,650
Current portion of finance lease obligations	2,170	2,060
Current portion of operating lease obligations	1,798	1,775
Accounts payable	26,105	16,462
Accrued liabilities	4,312	3,654
Customer deposits	4,293	12,082
Total current liabilities	55,856	42,683
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	687	177
Long-term finance lease obligations, net of current portion	2,940	2,481
Long-term operating lease obligations, net of current portion	17,511	18,405
Other	197	167
Total long-term liabilities	21,335	21,230
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 20,744,988 and 19,859,650 shares issued as of June 30, 2022 and December 31, 2021, respectively	20	20
Treasury stock, at cost, 273,937 shares as of June 30, 2022 and December 31, 2021, respectively	(1,842)	(1,842)
Additional paid-in capital	396,021	395,372
Accumulated deficit	(344,523)	(339,416)
Total stockholders' equity	49,676	54,134
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$126,867	$118,047

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$50,012	$46,491	$91,856	$79,219
Cost of sales	47,618	44,293	87,450	76,739
Gross profit	2,394	2,198	4,406	2,480

OPERATING EXPENSES:
Selling, general and administrative	4,122	4,325	8,024	8,735
Intangible amortization	184	184	367	367
Total operating expenses	4,306	4,509	8,391	9,102
Operating loss	(1,912)	(2,311)	(3,985)	(6,622)

OTHER (EXPENSE) INCOME, net:
Paycheck Protection Program loan forgiveness	-	9,151	-	9,151
Interest expense, net	(776)	(318)	(1,121)	(547)
Other, net	-	3,775	21	7,137
Total other (expense) income, net	(776)	12,608	(1,100)	15,741

Net (loss) income before provision for income taxes	(2,688)	10,297	(5,085)	9,119
Provision for income taxes	15	45	22	77
NET (LOSS) INCOME	$(2,703)	$10,252	$(5,107)	$9,042

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.13)	$0.55	$(0.26)	$0.50

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	20,244	18,761	19,977	17,974

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.13)	$0.53	$(0.26)	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	20,244	19,400	19,977	18,864

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,107)	$9,042

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,095	3,164
Paycheck Protection Program loan forgiveness	-	(9,151)
Deferred income taxes	(9)	21
Change in fair value of interest rate swap agreements	2	12
Stock-based compensation	580	664
Allowance for doubtful accounts	30	(421)
Common stock issued under defined contribution 401(k) plan	613	570
Loss (gain) on disposal of assets	3	(23)
Changes in operating assets and liabilities:
Accounts receivable	(7,389)	(1,856)
Employee retention credit receivable	497	(1,714)
Contract assets	(2,194)	(412)
Inventories	(1,552)	(5,227)
Prepaid expenses and other current assets	596	1,024
Accounts payable	9,698	(1,342)
Accrued liabilities	656	(953)
Customer deposits	(7,789)	(3,349)
Other non-current assets and liabilities	6	(36)
Net cash used in operating activities	(8,264)	(9,987)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,697)	(765)
Proceeds from disposals of property and equipment	-	23
Net cash used in investing activities	(1,697)	(742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	10,687	4,754
Proceeds from long-term debt	125	387
Payments on long-term debt	(107)	(157)
Principal payments on finance leases	(1,003)	(728)
Shares withheld for taxes in connection with issuance of restricted stock	(544)	(1,491)
Proceeds from sale of common stock, net	-	9,349
Net cash provided by financing activities	9,158	12,114
		-

NET (DECREASE) INCREASE IN CASH	(803)	1,385
CASH beginning of the period	852	3,372
CASH end of the period	$49	$4,757

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
ORDERS:
Heavy Fabrications	$12,989	$14,760	$47,149	$35,557
Gearing	8,941	7,858	23,003	17,778
Industrial Solutions	4,116	3,823	8,587	7,320
Total orders	$26,046	$26,441	$78,739	$60,655

REVENUES:
Heavy Fabrications	$35,575	$35,830	$62,847	$58,607
Gearing	10,115	7,404	20,700	12,753
Industrial Solutions	5,049	3,541	9,121	8,145
Corporate and Other	(727)	(284)	(812)	(286)
Total revenues	$50,012	$46,491	$91,856	$79,219

OPERATING (LOSS)/PROFIT:
Heavy Fabrications	$78	$271	$(383)	$(1,429)
Gearing	(585)	(882)	(697)	(1,871)
Industrial Solutions	32	(47)	(177)	(61)
Corporate and Other	(1,437)	(1,653)	(2,728)	(3,261)
Total operating profit/(loss)	$(1,912)	$(2,311)	$(3,985)	$(6,622)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (Loss) Income	$(2,703)	$10,252	$(5,107)	$9,042
Interest Expense	776	318	1,121	547
Income Tax Provision	15	45	22	77
Depreciation and Amortization	1,576	1,611	3,095	3,164
Share-based Compensation and Other Stock Payments	708	574	1,232	1,187
Adjusted EBITDA (Non-GAAP)	$372	$12,800	$363	$14,017

Heavy Fabrications Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (Loss) Income	$(302)	$6,020	$(778)	$6,942
Interest Expense	455	158	595	257
Income Tax (Benefit) Provision	(74)	2,594	(201)	2,192
Depreciation	862	992	1,741	1,937
Share-based Compensation and Other Stock Payments	256	261	472	483
Adjusted EBITDA (Non-GAAP	$1,197	$10,025	$1,829	$11,811

Gearing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (Loss) Income	$(630)	$2,354	$(766)	$2,071
Interest Expense	43	7	90	19
Income Tax Provision	2	3	2	7
Depreciation and Amortization	554	462	1,030	920
Share-based Compensation and Other Stock Payments	160	63	278	143
Adjusted EBITDA (Non-GAAP)	$129	$2,889	$634	$3,160

Industrial Solutions Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (Loss) Income	$(32)	$636	$(257)	$814
Interest Expense	52	18	66	32
Income Tax Provision	9	29	11	47
Depreciation and Amortization	98	104	201	210
Share-based Compensation and Other Stock Payments	73	(43)	134	103
Adjusted EBITDA (Non-GAAP)	$200	$744	$155	$1,206

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(1,739)	$1,242	$(3,306)	$(785)
Interest Expense	226	135	370	239
Income Tax Provision (Benefit)	78	(2,581)	210	(2,169)
Depreciation and Amortization	62	53	123	97
Share-based Compensation and Other Stock Payments	219	293	348	458
Adjusted EBITDA (Non-GAAP)	$(1,154)	$(858)	$(2,255)	$(2,160)

CORPORATE CONTACT

Noel Ryan, IRC
investor@bwen.com